EXHIBIT 4.1
[Certain confidential portions of this exhibit were omitted by means of marking such portions with brackets and asterisks (“[***]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.]
THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.
COMMON STOCK PURCHASE WARRANT
BACKBLAZE, INC.
Issue Date: June 16, 2026 (the “Issue Date”)
THIS COMMON STOCK PURCHASE WARRANT (this “Warrant”) certifies that, for value received, CoreWeave, Inc. or its permitted assigns (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the Issue Date and on or prior to the Termination Date (as defined below), but not thereafter, to purchase from Backblaze, Inc., a Delaware corporation (the “Company”), up to 3,053,314 duly authorized, validly issued, fully paid and non-assessable shares (subject to the limitations contained herein, including Section 1(b), Section 2(d) and Section 2(e), and subject to adjustments hereunder, the “Warrant Shares”) of the Company’s Class A Common Stock, $0.0001 par value per share (the “Common Stock”). The purchase price of one Warrant Share shall be equal to the Exercise Price, as defined in Section 2(b).
As used in this Warrant:
“Affiliate” means, with respect to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person; for purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.
“Board of Directors” means the board of directors of the Company.
“Business Day” means any day excluding Saturday, Sunday or any day which is a legal holiday under the laws of the State of New York or a day on which banking institutions are authorized or required by law or other governmental action to close.

“Capital Stock” means, with respect to any Person, (i) any capital stock of such Person, (ii) any security convertible, with or without consideration, into any capital stock of such Person, (iii) any other shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the capital stock of such Person and (iv) any other equity interest in, or right to vote generally in elections of directors or the comparable governing body of, such Person.
“Change of Control” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another person(s) or entity(ies), or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company, on a consolidated basis or otherwise, to one or more persons or entities, (B) if any person or “group” (as defined in Rule 13d-3 under the Exchange Act (as defined below)) shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more transactions, be or become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of at least 50% of the aggregate ordinary voting power of the Company (or, if the Company is not the surviving company in such transaction, 50% of the aggregate ordinary voting power of the surviving or resulting entity thereof), (C) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more transactions, issue or enter into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction, or (D) any other transaction or series of transactions that the Company’s Board of Directors shall determine to be treated as a Change of Control; other than, in each of the foregoing clauses (A) through (D), in connection with a transaction or series of transactions with CoreWeave, Inc. or its Affiliates (unless CoreWeave, Inc. and the Company mutually agree to deem such transaction(s) to be a Change of Control of the Company).
“Competitor Change of Control” means [***].
“Fair Market Value” of the Common Stock on any date of determination means (i) if the Common Stock is listed for trading on a national securities exchange, the closing sale price per share of the Common Stock on the Trading Day immediately prior to such date of determination, as reported by the national securities exchange, (ii) if the Common Stock is not listed on a national securities exchange but is listed in the over-the-counter market, the average last quoted sale price for the Common Stock (or, if no sale price is reported, the average of the high bid and low asked price for such date) on the Trading Day immediately prior to such date of determination, in the over-the-counter market as reported by OTC Markets Group Inc. or other similar organization, or (iii) in all other cases, in the discretion of the Board of Directors, (A) as agreed upon in good faith by the Holder and the Company or (B) as determined by an independent accounting, appraisal or investment banking firm or consultant of nationally recognized standing reasonably acceptable to the Holder and the Company that is retained at the sole cost and expense of the Company.

“Initial Storage Contract” means that certain Order Form #2, dated as of the Issue Date, entered into by and between the Company and the Holder pursuant to the MSA.
“MSA” means that certain Master Strategic Agreement, effective as of the Issue Date, by and between the Company and the Holder, as amended, supplemented, restated or otherwise modified from time to time, together with all addenda, exhibits, schedules and statements of work thereto.
“Person” means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity (or any department, agency, or political subdivision thereof).
“Principal Trading Market” means the trading market on which the Common Stock, or any successor security thereto, is primarily listed and quoted for trading, and which, as of the Issue Date is The Nasdaq Global Market.
“Reference Price” means the volume weighted average sales price per share of Common Stock (taken to two decimal places) on the Principal Trading Market for the twenty (20) consecutive Trading Days ending on the Issue Date (or, if the Issue Date is not a Trading Day, on the Trading Day immediately preceding the Issue Date), calculated from 9:30 a.m. New York time on the first such Trading Day to 4:00 p.m. New York time on the last such Trading Day, as reported by an authoritative source selected by the Holder.
“Regulatory Approval” means (i) the completion of any required filings (and the expiration or termination of any associated waiting period) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and (ii) the receipt of any required approval under other applicable laws issued by a governmental authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.
“Reported Outstanding Shares Number” means the number of shares of Common Stock outstanding as set forth in (x) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (y) a more recent public announcement by the Company or (z) a more recent written notice by the Company or the Transfer Agent to the Holder.
“Termination Date” shall mean 5:00 p.m. New York, NY time on June 16, 2032.
“Trading Day” means a day on which:
(a)trading in the Common Stock generally occurs on the Principal Trading Market; and
(b)during the one-half hour period ending on the scheduled close of trading on any Trading Day no material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock existed or occurred.
If the Common Stock is not so listed or traded, “Trading Day” means a Business Day.

Section 1.Exercisability; Vesting. The Holder’s right to exercise this Warrant with respect to the Warrant Shares is subject to limitations on exercisability as follows:
(a)Exercisability.
(i)This Warrant and the Holder’s rights hereunder with respect to the Warrant Shares (subject to adjustments or otherwise to the restrictions as set forth in this Warrant, including Section 1(b), Section 2(d), Section 2(e) and Section 3) is exercisable from and after the Issue Date through and including the Termination Date, as and to the extent it vests in accordance with Section 1(b) hereof.
(ii)The Holder’s right to receive the Warrant Shares, and the Company’s obligation to issue such Warrant Shares, upon exercise of this Warrant shall be subject to the limitations set forth in Section 2(d)(i).
(b)Vesting. This Warrant shall vest and become exercisable with respect to the Warrant Shares over a five (5) year period commencing on the Issue Date, in twenty (20) equal quarterly installments such that it shall become exercisable with respect to an initial 5% of the Warrant Shares on the three-month anniversary of the Issue Date, and an additional 5% of the Warrant Shares shall vest on each successive three-month anniversary of the Issue Date thereafter, such that this Warrant shall be fully vested on the fifth anniversary of the Issue Date; provided, that in the event the Initial Storage Contract is terminated, this Warrant shall remain outstanding and exercisable with respect to the portion vested as of such date of termination, and no further vesting shall occur. Notwithstanding the foregoing, if (A) prior to or on the three (3) year anniversary of the Issue Date, (i) the Company consummates a Competitor Change of Control, and (ii) the Initial Storage Contract has not been validly terminated by the Company for Cause prior to the occurrence of such Change of Control or (B) (1) a Change of Control (other than a Competitor Change of Control) (such transaction, a “Non-Competitor Change of Control”) is consummated and (2) the Initial Storage Contract has not been validly terminated by the Company for Cause prior to the occurrence of such Change of Control, any unvested portion of this Warrant shall become exercisable in full immediately prior to such event, together with any portion of this Warrant that previously became exercisable (subject, in the case of the foregoing clause (B) only, to forfeiture and repayment as provided in Section 1(c)). For purposes of this Section 1(b), “Cause” means termination of the Initial Storage Contract by the Company due to the Holder’s material breach or material failure to perform its obligations under the Initial Storage Contract that remains uncured following any applicable notice and cure period. For the avoidance of doubt, a termination of the Initial Storage Contract by the Company without Cause (including any termination in connection with or following a Change of Control) shall not affect the Holder’s right to acceleration under this Section 1(b). The Company shall give the Holder written notice of a Change of Control concurrently with the Company’s first public announcement of the definitive agreement providing for such transaction (or, if such transaction is structured to be consummated simultaneously with the execution of the definitive agreement or no such announcement is made, no later than ten (10) Business Days prior to the anticipated consummation thereof). Any notice provided to the Holder prior to public announcement shall be subject to the Holder’s prior written agreement to keep such information confidential and to refrain from trading in the Company’s securities in violation of applicable U.S. securities laws while in possession thereof.
(c)Forfeiture Upon Early Termination Following a Non-Competitor Change of Control.
(i)Definitions. For purposes of this Section 1(c): (1) "Accelerated Shares" means the number of Warrant Shares that were unvested immediately prior to a Non-Competitor Change of Control and that became vested and exercisable solely as a result of the acceleration provided for in Section 1(b); (2) "Scheduled Vesting Date" means, with respect to any Warrant Shares, the date on which such Warrant Shares would have become vested under the quarterly installment schedule set forth in Section 1(b), assuming for this purpose that the Initial Storage Contract had remained in effect through such date and disregarding the acceleration under Section 1(b); (3) "Qualifying Termination" means any termination of the Initial Storage Contract by the Holder or by the Company due to the Holder's material breach that remains uncured following any applicable notice and cure period, in each case occurring after the consummation of a Non-Competitor Change of Control and prior to the fifth anniversary of the Issue Date; provided that a Qualifying Termination shall not include, and no forfeiture or repayment shall arise under this Section 1(c) in respect of, any termination of the Initial Storage Contract by the Holder (x) for a material breach of the Initial Storage Contract by the Company (or its successor or assign) that remains uncured following any applicable notice and cure period, or (y) by reason of the failure of the Company (or its successor or assign) to perform its obligations under the Initial Storage Contract; and (4) "Forfeited Shares" means, upon a Qualifying Termination, that number of Accelerated Shares the Scheduled Vesting Date of which falls after the effective date of such Qualifying Termination (and, for the avoidance of doubt, any Accelerated Shares the Scheduled Vesting Date of which falls on or before such effective date shall be retained by the Holder).
(ii)Forfeiture of Outstanding Warrant. If, upon a Qualifying Termination, this Warrant (or any portion representing Forfeited Shares, or the right to acquire Alternate Consideration in respect thereof) remains outstanding and unexercised, then automatically and without further action this Warrant shall be cancelled with respect to the Forfeited Shares, such Forfeited Shares (and any Alternate Consideration issuable in respect thereof) shall cease to be issuable hereunder, and the Holder shall have no further rights with respect thereto.
(iii)Repayment of Settled Value. If, upon a Qualifying Termination, any Forfeited Shares shall theretofore have been issued upon exercise of this Warrant or otherwise settled (including any Forfeited Shares deemed exercised or converted into the right to receive cash or other consideration in connection with a Non-Competitor Change of Control pursuant to Section 2(f) or Section 3(b)), then the Holder shall, within thirty (30) days following the effective date of such Qualifying Termination, pay to the Company (or its successor or assign) an amount in cash equal to the aggregate consideration received in respect of such Forfeited Shares (valued, in the case of a Non-Competitor Change of Control, at the per-share consideration paid therein, and otherwise at Fair Market Value determined as of the consummation of the Non-Competitor Change of Control), less the aggregate Exercise Price, if any, actually paid by the Holder in respect of such Forfeited Shares. In lieu of cash, the Holder may satisfy this obligation by surrendering shares of Common Stock (or units of Alternate Consideration) then held by the Holder and attributable to the Forfeited Shares having an equivalent value.
Section 2.Exercise.
(a)Subject to Section 1, exercise of the vested purchase rights represented by this Warrant with respect to Warrant Shares may be made, in whole or in part, at any time or times on or after the Issue Date (subject to the provisions of Section 2(f) hereof) and on or before the Termination Date by delivery to the Company of a duly completed and executed copy of a notice of exercise substantially in the form attached hereto as Exhibit A (a “Notice of Exercise”). The “Exercise Date” shall be the date on which such delivery shall have taken place (or be deemed to have taken place) unless a later date is specified in the Notice of Exercise. The Notice of Exercise shall specify whether the Holder has elected to purchase the applicable vested Warrant Shares (i) by Cashless Exercise (as defined and as set forth in Section 2(f)), (ii) for cash (any such exercise, a “Cash Exercise”), or (iii) by a combination of Cash Exercise and Cashless Exercise as set forth in Section 2(f). If the Holder has elected to purchase all or a portion of the applicable vested Warrant Shares through a Cash Exercise, within two (2) Trading Days following the Exercise Date, the Holder shall deliver the applicable amount of the Exercise Price by wire transfer or cashier’s check drawn on a United States bank; provided, however, in the event that the Holder has not delivered such portion of the Exercise Price within two (2) Trading Days following the date of such exercise as aforesaid, the Company shall not be obligated to deliver the Warrant Shares corresponding to such portion of the Exercise Price hereunder until such payment is made. No ink-

original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, and to the extent a physical copy is issued to the Holder, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation promptly after the relevant event shall have occurred. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of vested Warrant Shares and the number of Warrant Shares purchased and the date of such purchases and the Holder may request that a new Warrant be issued to it representing the amount of Warrant Shares not purchased (with such amendments as are necessary to preserve the vesting schedule set forth in Section 1(b)) and the Company shall promptly comply with such request. The Company shall deliver any objection to any Notice of Exercise within two (2) Trading Days of receipt of such notice. The Holder, by acceptance of this Warrant, acknowledges and agrees that, by reason of the provisions of this paragraph, following the purchase of a portion of the vested Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.
(b)Exercise Price. The “Exercise Price” per Warrant Share shall be equal to Seven Dollars and 60/100 ($7.60), which amount is ninety-five percent (95%) of the Reference Price, subject to any adjustments required by Section 3.
(c)Mechanics of Exercise.
(i)Delivery of Warrant Shares Upon Exercise. Upon each exercise of this Warrant, the Company shall promptly, but in no event later than two (2) Trading Days after delivery of the applicable Notice of Exercise (subject to delivery by the Holder to the Company of cash equal to any portion of the Exercise Price for which the Holder has elected a Cash Exercise pursuant to Section 2(b), instruct the transfer agent for the Common Stock (the “Transfer Agent”) to record the issuance of the Warrant Shares purchased hereunder to the Holder in book-entry form pursuant to the Transfer Agent’s regular procedures. If such Warrant Shares are issued in uncertificated or book-entry form, the Company shall deliver or cause to be delivered upon request a confirmation evidencing the issuance of such Warrant Shares. The Warrant Shares shall be deemed to have been issued, and the Holder shall be deemed to have become a holder of record of such shares for all purposes, as of the later of the Exercise Date and the date on which payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 2(c)(iv) prior to the issuance of such shares, has been made, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder.
(ii)Rescission Rights. If the Company fails to issue or cause to have issued the Warrant Shares pursuant to Section 2(c)(i) or does not issue Warrant Shares as a result of the limitations in Section 1(a)(ii) or Section 2(d) within two (2) Trading Days after delivery of the applicable Notice of Exercise, then the Holder will have the right to rescind such exercise in its sole discretion. The right of rescission of the Holder under this Section 2(c)(ii) is subject to delivery by the Holder of the aggregate Exercise Price payable pursuant to Section 2(b) or Section 2(f).
(iii)No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the exercise of this Warrant. As to any fraction of a share of Common Stock to which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay the Holder cash in an amount equal to such fraction multiplied by the Fair Market Value.

(iv)Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue, transfer, stamp or other similar tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder; provided, that the Company shall not be required to pay any tax or governmental charge that may be imposed with respect to any applicable withholding or the issuance or delivery of the Warrant Shares or a new Warrant to any Person other than the Holder, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of any such tax or governmental charge, or has established to the satisfaction of the Company that such tax or governmental charge has been paid. Without limiting the generality of the foregoing, the Company shall pay all reasonable fees required for same-day processing of any Notice of Exercise and all other expenses of the Company and its registrar(s) and transfer agent(s) in connection with delivery of the Warrant Shares and replacement warrants. All payments in respect of this Warrant shall be subject to applicable withholding in respect of taxes. Where withholding in respect of taxes is imposed with respect to this Warrant, including in respect of an actual or deemed (for federal withholding tax purposes) payment in respect of this Warrant, the Holder shall promptly transfer to the Company the amount required to be withheld; provided, that prior to any such payments the Company shall be required to demonstrate the basis for, and calculation of, such withholding and reasonably cooperate with Holder to reduce or eliminate any withholding tax to the extent permitted by applicable tax law.
(v)Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant pursuant to the terms and conditions hereof.
(vi)Sale of Stock by the Holder. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering of the Common Stock (pursuant to a merger, sale of stock, or otherwise) or in connection with a tender or exchange offer for shares of Common Stock of the Company, such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.
(d)Holder’s Exercise Limitations.
(i)Notwithstanding anything to the contrary contained in this Warrant, the Company shall not effect the exercise of any portion of this Warrant, and no Holder shall have the right to exercise any portion of this Warrant pursuant to the terms and conditions hereof and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, any Holder (together with any other Person whose beneficial ownership of Common Stock would be aggregated with such Holder’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the applicable regulations of the Securities and Exchange Commission (the “Commission”) thereunder, including any “group” of which any Holder is or may be deemed a member (collectively, the “Attribution Parties”)) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of calculating the Maximum Percentage, the aggregate number of shares of Common Stock beneficially owned by such Holder and its Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder and its Attribution Parties and which would be in excess of the Maximum Percentage and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the Holder or any of its Attribution Parties subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 2(d)(i). In the event that the issuance of shares of Common Stock to the Holder upon exercise of this Warrant results in the Holder and its Attribution Parties being deemed to beneficially own, in the aggregate at such time, more than the Maximum Percentage (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder’s and its Attribution Parties’ aggregate beneficial ownership exceeds the applicable Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the Exercise Price paid by the Holder for the Excess Shares. Upon delivery of a written notice to the Company by any Holder, the Maximum Percentage may be increased or decreased with respect to such Holder to any other percentage as specified in such notice; provided, that (i) any such increase or decrease in the Maximum Percentage will not be effective until the 61st day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and its Attribution Parties requesting such increase or decrease and not to any other Holder of this Warrant. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by any Attribution Party for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. No prior inability to exercise this Warrant, in whole or in part, pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability.
(ii)Except as set forth in the exclusions to calculating beneficial ownership in Sections 2(d)(i)(A) and (B), for purposes of this Section 2(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 2(d) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Maximum Percentage. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. If the Company receives a Notice of Exercise from a Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Shares Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Notice of Exercise would otherwise cause the Holder’s beneficial ownership, as determined pursuant to Section 2(d)(i), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be purchased pursuant to such Notice of Exercise (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any Exercise Price paid by the Holder for the Reduction Shares.
The provisions of this Section 2(d) shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation or the application of the rules of the Principal Trading Market.

(e)Warrant Shares Cap. Notwithstanding anything in this Warrant to the contrary, the Company shall not effect the exercise of any portion of this Warrant, and no Holder shall have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that such exercise would result in the aggregate number of Warrant Shares issued under this Warrant, together with the number of shares of Common Stock issued or issuable pursuant to any transaction or series of transactions that would reasonably be expected to be aggregated with the transactions contemplated by this Warrant under the applicable rules of the Principal Trading Market, as determined by the Company in good faith and in consultation with Nasdaq Listing Qualification officials, to exceed 12,256,121 shares (the “Warrant Shares Cap”), which Warrant Shares Cap shall be adjusted for any split, subdivision, combination or reclassification of Common Stock, and in such case, the number of Warrant Shares issuable upon exercise of this Warrant shall be reduced or increased to the number of shares equal to the Warrant Shares Cap (for purposes of this calculation, rounded down to the nearest whole share).
(f)Cashless Exercise; Cash-Only Change of Control. In lieu of Cash Exercise, the Holder may elect to exercise the purchase rights represented by this Warrant on a cashless, net basis (a “Cashless Exercise”), whereupon the Company shall withhold and not issue to the Holder, in satisfaction of the Exercise Price, a number of Warrant Shares equal to (x) the number of Warrant Shares for which the Warrant is being exercised, multiplied by (y) the Exercise Price, and divided by (z) the Fair Market Value on the Exercise Date; and such withheld Warrant Shares shall no longer be issuable under the Warrant, and the Holder shall not have any rights or be entitled to any payment with respect to such withheld Warrant Shares. In the event of a Change of Control in which the Common Stock is converted into solely the right to receive cash upon closing of such Change of Control (a “Cash-Only Change of Control”), if this Warrant has not previously been exercised in full on an Exercise Date occurring before the third Trading Day prior to the consummation of the Cash-Only Change of Control, any unexercised portion of this Warrant shall be deemed exercised in full, without the delivery of a Notice of Exercise, effective immediately prior to the consummation of the Cash-Only Change of Control and the Holder shall be entitled to receive cash in an amount equal to the amount of cash payable in the Cash-Only Change of Control in respect of a number of shares of Common Stock equal to the number of Warrant Shares that would be deliverable upon an exercise of this Warrant in full immediately prior to consummation of the Cash-Only Change of Control pursuant to this Section 2(f) of the unexercised portion of this Warrant, where Fair Market Value of a share of Common Stock in such an exercise is deemed for these purposes to be the cash payable in respect of a share of Common Stock in the Cash-Only Change of Control; provided, that for the avoidance of doubt, if the cash payable in respect of a share of Common Stock in a Cash-Only Change of Control in which the Common Stock is converted into solely the right to receive cash upon closing of the Cash-Only Change of Control is less than the then-applicable Exercise Price, then upon consummation of the Cash-Only Change of Control the unexercised portion of this Warrant shall be cancelled for no consideration.
(g)Stockholder Approval. If the total number of Warrant Shares issuable upon full exercise of the then-vested portion of this Warrant, together with the number of shares of Common Stock issued or issuable pursuant to any transaction or series of transactions that would reasonably be expected to be aggregated with the transactions contemplated by this Warrant under the applicable rules of the Principal Trading Market, equals or exceeds the Warrant Shares Cap, then if required by the applicable rules of the Principal Trading Market and requested by the Holder, the Company shall seek approval from the holders of its outstanding Common Stock (and any other class of voting securities entitled to vote thereon) of the issuance of shares of Common Stock upon exercise of this Warrant in excess of the Warrant Shares Cap, in accordance with the applicable rules of the Principal Trading Market (“Stockholder Approval”). In connection with seeking Stockholder Approval, the Company shall (i) prepare and file with the Securities and Exchange Commission a proxy statement (or information statement, if applicable) seeking Stockholder Approval; (ii) use commercially reasonable efforts to solicit proxies in favor of Stockholder Approval; (iii) cause its Board of Directors to recommend that its stockholders vote in favor of Stockholder Approval and (iv) hold the stockholder meeting at which such vote is taken no later than ninety (90) days following the date the Company receives the Holder’s request pursuant to this Section 2(g), subject only to any delay required by the SEC review process or applicable law. If the Company fails to obtain Stockholder Approval within the time period specified in Section 2(g)(iv), then, at the Holder’s election, the Company shall use commercially reasonable efforts at intervals of no greater than ninety (90) days, to seek Stockholder Approval until Stockholder Approval is obtained. The Company shall not take any action, or omit to take any action, that would reasonably be expected to adversely affect the likelihood of obtaining Stockholder Approval.
(h)Regulatory Cooperation. In the event that any Regulatory Approval is determined by the Holder upon advice of its legal counsel to be required in connection with any exercise of this Warrant and/or the issuance of the Warrant Shares (or to permit the Holder of the Warrant Shares to exercise its voting or other rights with respect to the Warrant Shares), then the Company, at its own expense, shall (i) prepare and make all filings and submissions required to be made by the Company in connection with such Regulatory Approvals as promptly as reasonably practicable following such determination (or, at the request of the Holder, as promptly as reasonably practicable following the Holder’s exercise of this Warrant) and (ii) use commercially reasonable efforts to obtain such Regulatory Approval (or to cause the expiration of any applicable waiting period) as promptly as reasonably practicable following such determination (or exercise), including taking, or causing to be taken, all actions reasonably necessary, proper or advisable under applicable law in order to obtain such Regulatory Approval; provided, that the Holder shall not be obligated to propose, negotiate, effect or agree to the sale, divestiture, hold separate, license or other disposition of any assets, products, product lines, properties or services or businesses of Holder or its “Affiliates” (as defined in Rule 405 under the Securities Act), or otherwise agree or commit to take any action that limits their freedom of action, ownership or control with respect to, or their ability to retain or hold, any of the foregoing, or agree or commit to terminate, relinquish, modify or waive existing relationships, ventures, contractual rights, obligations or other arrangements of the Holder or its Affiliates. The Company shall cooperate and consult with the Holder (and consider in good faith input from the Holder) and shall provide the Holder copies of any filings, submissions, or other communications required in connection with such Regulatory Approvals for review prior to filing or submission. If any such Regulatory Approval has not been obtained on or prior to the Termination Date, then the Termination Date shall be extended until 5:00 p.m., New York, NY time on the second Business Day after all such Regulatory Approvals have been obtained, but in no event shall the Termination Date be extended by more than one hundred eighty (180) days regardless of whether such Regulatory Approvals have been obtained. The Holder shall, as the acquiring party, prepare and make its own filings and submissions required under the HSR Act and applicable competition laws and shall bear its own filing fees (or, with respect to any joint filing fee, the parties shall share such fee equally), and shall use commercially reasonable efforts to cooperate with the Company and to provide information reasonably necessary to obtain any Regulatory Approval.
Section 3.Certain Adjustments.
(a)Stock Dividends, Subdivision, Combinations and Consolidations. If the Company, at any time while this Warrant is outstanding (in whole or in part): (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock (or other class of Capital Stock of the Company then issuable upon exercise of this Warrant) or any other equity or equity equivalent securities payable in shares of Common Stock (or such other class of Capital Stock) (which, for avoidance of doubt, shall not include any shares of Common Stock (or such other class of Capital Stock) issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock (or other class of Capital Stock of the Company then issuable upon exercise of this Warrant) into a larger number of shares or (iii) combines or consolidates (including by reverse stock split) outstanding shares of Common Stock (or other class of Capital Stock of the Company then issuable upon exercise of this Warrant) into a smaller number of shares, then in each case the Exercise Price shall be adjusted by multiplying the Exercise Price immediately before the applicable corporate action by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and thereafter the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective (x) in the case of a dividend or distribution, immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution or (y) in the case of a subdivision, combination or consolidation, immediately after the effective date of such subdivision, combination or consolidation. If the Company, at any time while this Warrant is outstanding (in whole or in part) distributes rights on shares of its Common Stock (or other class of Capital Stock of the Company then issuable upon exercise of this Warrant) in connection with a shareholder rights plan, no adjustment shall be made pursuant to this Section 3 and any such rights shall accompany the Warrant Shares issued pursuant to this Warrant if such shareholder rights plan remains in effect.
(b)Reclassifications, Reorganizations, Consolidations, Mergers and Sales. In the event of (i) any capital reorganization of the Company, (ii) any reclassification or recapitalization of the stock of the Company (other than (x) a change in par value or from par value to no par value or from no par value to par value or (y) as a result of a stock dividend, subdivision, combination or consolidation of shares as to which Section 3(a) shall apply), (iii) any consolidation or merger of the Company with or into another Person (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock or any other class of Capital Stock then issuable upon exercise of this Warrant), (iv) any sale of all or substantially all of the assets of the Company, or (v) any similar transaction, this Warrant shall remain outstanding and, after such reorganization, reclassification, recapitalization, consolidation, merger, sale or similar transaction, be exercisable for the kind and number of shares or interests of Capital Stock or other securities or property (“Alternate Consideration”) of the Company or of the successor corporation resulting from such consolidation or sale, or surviving such merger, if any, to which a holder of Common Stock equal to the number of Warrant Shares underlying this Warrant (at the time of such reorganization, reclassification, recapitalization, consolidation, merger, sale or similar transaction, and subject to the limitations set forth in Section 1(a)(i) and Section 2) would have been entitled upon such reorganization, reclassification, recapitalization, consolidation, merger, sale or similar transaction (without regard to any limitations on exercise hereof and assuming that this Warrant was fully vested as to all Warrant Shares at such time). In such event, the aggregate Exercise Price otherwise payable for the shares of Common Stock (or such other class of Capital Stock) issuable upon exercise of this Warrant shall be allocated among the Alternative Consideration receivable as a result of such reorganization, reclassification, recapitalization, consolidation, merger, sale or similar transaction, in proportion to the respective fair market values of such Alternate Consideration. If and to the extent that the holders of Common Stock (or such other class of Capital Stock) have the right to elect the kind or amount of consideration receivable upon consummation of such reorganization, reclassification, recapitalization, consolidation, merger, sale or similar transaction, then the consideration that the Holder shall be entitled to receive upon exercise shall be deemed to be whatever choice is made by a plurality of all holders of Common Stock (or such other class of Capital Stock) that are not affiliated with the Company (or, in the case of a consolidation, merger, sale or similar transaction, any other party thereto) and affirmatively make an election (or of all such holders if none of them makes an election). From and after any such reorganization, reclassification, recapitalization, consolidation, merger, sale or similar transaction, all references to “Warrant Shares” herein shall be deemed to refer to the Alternate Consideration to which the Holder is entitled pursuant to this Section 3(b). The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, recapitalizations, consolidations, mergers or sales. The Company shall not effect any such reorganization, reclassification, consolidation, merger, sale, or similar transaction unless, prior to the consummation thereof, the successor person (if other than the Company) resulting from such reorganization, reclassification, consolidation, merger, sale, or similar transaction, shall assume the obligation to deliver to the Holder such shares of stock, securities, or assets which, in accordance with the foregoing provisions, such Holder shall be entitled to receive upon exercise of this Warrant.
(c)Other Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) other than any dividend or distribution referred to in Section 3(a) or Section 3(b) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Company shall provide Holder with at least ten (10) Business Days’ notice of the record date thereof to ensure the Holder has sufficient time to exercise the Warrant (or any portion thereof) and receive such distribution. The Holder shall not be entitled to participate in such Distribution with respect to the unexercised portion of this Warrant as of the record date for the Distribution.
(d)Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock (or such other Company security as is then issuable upon exercise of this Warrant) deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (or such other Company security) (excluding treasury shares, if any) issued and outstanding on such date.
(i)Notice to Holder. Adjustment to Terms of Warrant. Whenever any of the terms of this Warrant are adjusted pursuant to any provision of this Section 3 or any other applicable provision hereof, the Company shall promptly, and in any event no later than 10 calendar days following such adjustment, send to the Holder a notice signed by a duly authorized officer of the Company and setting forth (x) the Exercise Price, number of Warrant Shares and, if applicable, the kind and amount of Alternate Consideration purchasable hereunder after such adjustment and (y) the facts requiring such adjustment in reasonable detail.
(ii)Notice to Allow Exercise by Holder. If, during the period in which this Warrant is outstanding, (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to, and including, the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4.Transfer of Warrant and Warrant Shares.
(a)Restrictive Legend. Until such time as no longer required by applicable securities laws, this Warrant and the Warrant Shares (unless and until sold in a transaction registered under the Securities Act of 1933, as amended (the “Securities Act”), or, in the case of Warrant Shares, transferred pursuant to Rule 144 promulgated under the Securities Act, or any successor rule or regulation hereafter adopted by the Commission, as such rule may be amended from time to time (“Rule 144”)) will be stamped or imprinted with a legend in substantially the following form:
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.
At such time as the foregoing legend is not so required, upon request of the Holder and, if requested by the Company, receipt by the Company (from Company counsel) of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act and applicable state securities laws, the Company shall promptly cause the legend to be removed from any certificate or other instrument for this Warrant or Warrant Shares.
(b)Transfer Restrictions. This Warrant may not be sold, transferred, assigned, pledged, hypothecated, or otherwise disposed of (collectively, “transferred”), in whole or in part, by the Holder without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that subject to the provisions of Section 4(a), the Holder may transfer all or any portion of this Warrant and/or the Warrant Shares (including any registration rights attaching to such Warrant and/or Warrant Shares) at any time or from time to time to (i) any Affiliate of the Holder or (ii) any Person to whom the Holder has assigned all or any portion of its rights and obligations under the MSA, in each case of the foregoing clauses (i) and (ii), without the prior approval of the Company. In connection with any permitted transfer of all or any portion of this Warrant, the Holder must provide an assignment form substantially in the form attached hereto as Exhibit B duly completed and executed by the Holder or any such subsequent Holder, as applicable, and the proposed permitted transferee must consent in writing to be bound by the terms and conditions of this Warrant. Any permitted transfer of all or any portion of this Warrant shall also be subject to the Securities Act and other applicable federal or state securities or blue sky laws. Upon any permitted transfer of this Warrant in full, the Holder shall be required to physically surrender this Warrant to the Company within three (3) Trading Days of the date the Holder delivers an assignment form to the Company assigning this Warrant in full and funds sufficient to pay any transfer taxes payable upon the making of such permitted transfer. The Warrant, if properly assigned in accordance herewith, may be exercised by a permitted new holder for the purchase of Warrant Shares without having a new Warrant issued; provided, that if the Holder or their permitted assignee request, and upon receipt of this Warrant, the Company shall issue each of the Holder and its permitted assignee new warrants each providing for the purchase of the number of shares of Common Stock set forth in such request, which amounts, when taken together shall equal the number of Warrant Shares issuable under this Warrant. This Warrant or any portion thereof shall not be sold, assigned, transferred, pledged or disposed of in violation of the Securities Act, federal or state securities laws or the Company’s certificate of incorporation. Any purported transfer of this Warrant that is not made in compliance with this Section 4(b) shall be null and void ab initio and of no force or effect, and the Company shall have no obligation to recognize any such purported transfer or to register any shares of Common Stock upon exercise of this Warrant by any purported transferee. The Company may, at its option, treat the Holder of record as the sole holder of this Warrant for all purposes notwithstanding any actual or purported transfer made in violation of this Section 4(b). If at any time following a permitted transfer a permitted transferee ceases to qualify as a permitted transferee (including by reason of a change in control of such permitted transferee), the Holder and such permitted transferee shall promptly cause this Warrant to be re-transferred to the original Holder or another then-qualifying permitted transferee.
(c)Warrant Register. The Company shall register this Warrant upon records to be maintained by or on behalf of the Company for that purpose (the “Warrant Register”) in the name of the record Holder hereof from time to time. Absent manifest error or actual notice to the contrary, the Company may deem and treat the Holder of this Warrant so registered as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes.
Section 5.Representations and Warranties.
(a)Representations and Warranties of the Holder. The Holder hereby represents and warrants that each of the representations and warranties set forth in this Section 5(a) (collectively, the “Holder Representations”) is true, correct, complete, and not misleading as of the date hereof.
(i)Experience; Accredited Investor Status. The Holder (1) is an accredited investor as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act, (2) is capable of evaluating the merits and risks of its investment in the Company, (3) has the capacity to protect its own interests, and (4) has the financial ability to bear the economic risk of its investment in the Company.
(ii)Company Information. The Holder has been provided access to all information regarding the business and financial condition of the Company, its expected plans for future business activities, material contracts, intellectual property, and the merits and risks of its purchase of the Warrant, which it has requested or otherwise needs to evaluate an investment in the Company. It has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. It has also had the opportunity to ask questions of, and receive answers from, the Company and its management regarding the terms and conditions of this investment and all such questions have been answered to its satisfaction.
(iii)Investment. The Holder has not been formed solely for the purpose of making this investment and is acquiring the Warrant for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution of any part thereof. It understands that the Warrant has not been registered under the Securities Act or applicable state and other securities laws and is being issued by reason of a specific exemption from the registration provisions of the Securities Act and applicable state and other securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of its representations as expressed herein.
(iv)Transfer Restrictions. The Holder acknowledges and understands that (i) transfers of the Warrant are subject to transfer restrictions under the federal securities laws and (ii) it may have to bear the economic risk of this investment for an indefinite period of time unless the Warrant is subsequently registered under the Securities Act and applicable state and other securities laws or unless an exemption from such registration is available.

(b)Representations and Warranties of the Company. The Company hereby represents and warrants that each of the representations and warranties set forth in this Section 5(b) is true, correct, complete, and not misleading as of the date hereof.
(i)Organization and Qualification. The Company and each of its subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite corporate power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted, except where the failure to be in good standing or have such power or authority, as the case may be, would not have or would not reasonably be expected to have a material adverse effect. Neither the Company nor any subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company and each of its subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or would not reasonably be expected to have a material adverse effect, and no claim, suit, arbitration, hearing, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition) has been instituted, is pending, or, to the Company’s knowledge, has been threatened in writing in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.
(ii)Authorization; Enforcement; Validity. The Company has full power and authority to execute and deliver this Warrant, to consummate the transactions contemplated hereby, and to carry out its obligations hereunder. The execution, delivery, and performance by the Company of this Warrant and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and its shareholders, and no further approval or authorization is required on the part of the Company or its shareholders other than any stockholder approval that may be required in connection with the Warrant Shares Cap as described herein. This Warrant is a valid and binding obligation of the Company, enforceable against the Company, in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.
(iii)Filings, Consents and Approvals. Neither the Company nor any of its subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind in connection with the issuance of the Warrant, other than (i) the filing of any requisite notices and/or application(s) to the Principal Trading Market for the issuance and sale of the Warrant Shares and the listing of the Warrant Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby; (ii) such filings as are required to be made under applicable federal and state securities laws; (iii) those that have been made or obtained prior to the date of this Warrant (collectively, the “Required Approvals”), (iv) any stockholder approval that may be required in connection with the Warrant Shares Cap as described herein, and filings in connection with seeking such stockholder approval and the listing of shares on the Principal Trading Market, and (v) where the failure to make such filings or to obtain such consents or approvals, as the case may be, (A) would not prevent or impair the Company’s ability to consummate the transactions contemplated herein or (B) would not have or would not reasonably be expected to have, individually or in the aggregate, a material adverse effect.

(iv)No Conflicts. The execution, delivery and performance by the Company of this Warrant and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of this Warrant) does not (i) conflict with or violate any provisions of the Company’s or any subsidiary’s certificate or articles of incorporation, bylaws or otherwise result in a violation of the organizational documents of the Company, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would result in a default) under, result in the creation of any lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction (“Lien”) upon any of the properties or assets of the Company or any subsidiary or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any contract, instrument or other agreement to which the Company is a party or by which it is bound which is material to the business of the Company, including those that have been filed as an exhibit to the Company’s reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act pursuant to Item 601(b)(10) of Regulation S-K, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a subsidiary is subject (including federal and state securities laws and regulations and the rules and regulations, assuming the correctness of the representations and warranties made by the Holder herein, of any self-regulatory organization to which the Company or its securities are subject, including the Principal Trading Market), or by which any property or asset of the Company or a subsidiary is bound or affected, except in the case of clauses (ii) and (iii) such as would not, individually or in the aggregate, have or reasonably be expected to have a material adverse effect.
(v)Warrants and Warrant Shares. This Warrant is duly authorized, sold and delivered in the manner and for the consideration stated herein, is a valid and binding obligation of the Company, free and clear of all Liens, other than restrictions on transfer provided for in this Warrant or imposed by applicable securities laws, and is not, and will not be, subject to preemptive or similar rights. The Warrant Shares, when issued in accordance with the terms of this Warrant, will be duly and validly issued, fully paid and nonassessable and free and clear of all Liens, other than restrictions on transfer provided for in this Warrant or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights. Assuming the accuracy of the Holder Representations, this Warrant is being issued in compliance with all applicable federal and state securities laws.
Section 6.Miscellaneous.
(a)No Rights as Stockholder Until Exercise. Except as expressly set forth herein, this Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(c).
(b)Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon delivery by the Holder to the Company of (i) notice of the loss, theft, destruction or mutilation of this Warrant and (ii) in the case of loss, theft or destruction, an indemnity agreement in a form and amount reasonably satisfactory to the Company or, in the case of mutilation, surrender of the mutilated Warrant, the Company will make and deliver a new Warrant of like tenor dated as of the Issue Date.
(c)Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.
(d)Authorized Shares. The Company covenants that, during the period this Warrant is exercisable (in whole or in part), it will reserve from its authorized and unissued Common Stock, free from any preemptive rights and free from all taxes, liens and charges, a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The par value per Warrant Share shall at all times be less than or equal to the applicable Exercise Price. The Company shall not increase the par value of any Warrant Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect. The Company will take all such action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock is listed or traded and that upon issuance, the Warrant Shares will be listed on any national securities exchange upon which the Common Stock is listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and full payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and non-assessable, not subject to any preemptive or similar rights and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).
(e)Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of a customary indemnity agreement reasonably satisfactory to the Company or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of the same tenor and date.
(f)Tax Information. Prior to the issuance of this Warrant, the Holder shall provide an Internal Revenue Service Form W-9 or W-8, as applicable, to the Company. At any time thereafter, the Holder shall provide updated documentation when any documentation previously delivered to the Company has expired or becomes obsolete or invalid or otherwise upon the reasonable request of the Company.
(g)Tax Treatment of Cashless Exercise. The parties agree and intend that: (A) (i) this Warrant is not freely transferable except as expressly permitted herein, (ii) this Warrant has no independent market value separate from the right to acquire Warrant Shares upon exercise, and (iii) this Warrant does not constitute property with a presently realizable cash value distinct from the value of the underlying Warrant Shares, and the parties intend these characteristics to reflect the nature of this Warrant as an executory right to acquire Warrant Shares rather than a presently valuable asset, and no income shall be recognized by the Holder solely by reason of the receipt or continued holding of this Warrant; (B) a Cashless Exercise pursuant to Section 2(f) constitutes an exercise of this Warrant and not a sale, exchange, surrender, or other taxable disposition of this Warrant for U.S. federal, state, and local income tax purposes; (C) a Cashless Exercise is economically equivalent to a Cash Exercise of this Warrant in which the Holder pays the Exercise Price in cash and the Company simultaneously repurchases from the Holder a number of Warrant Shares having a Fair Market Value equal to the aggregate Exercise Price so paid, and the share-withholding mechanic set forth in Section 2(f) is provided solely as an administrative convenience to achieve such equivalent economic result without requiring an actual cash payment and simultaneous repurchase; (D) no gain or loss shall be recognized by the Holder upon a Cashless Exercise; (E) the Holder’s adjusted tax basis in the Warrant Shares received upon a Cashless Exercise shall equal the sum of (1) the aggregate Exercise Price notionally applicable to all Warrant Shares deemed purchased (i.e., the total number of Warrant Shares for which the Warrant is being exercised, before reduction for withheld shares, multiplied by the Exercise Price per share), plus (2) the Holder’s adjusted tax basis in the portion of this Warrant so exercised, with such aggregate amount allocated ratably among the net number of Warrant Shares actually delivered to the Holder; and (F) each party shall file all U.S. federal, state, and local income tax returns and reports consistently with the characterizations set forth in Section 2(f) and shall promptly notify the other party in writing if any taxing authority proposes a characterization of the Cashless Exercise that is inconsistent with the foregoing, and the parties shall cooperate in good faith in responding to any such challenge.
(h)Intended Tax Treatment. Each of the Company and the Holder agrees that the Warrant shall be treated as an option to purchase stock of the Company for U.S. federal, state and local income tax purposes (the “Intended Tax Treatment”). The Company and the Holder agree to treat the Warrant consistently with the Intended Tax Treatment for all U.S. federal, state and local income tax purposes.
(i)Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflict of laws thereof. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY. Any dispute arising out of or relating to this Warrant shall be subject to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, and the parties hereby irrevocably waive any objection to such venue and any right to trial by jury in any such proceeding.
(j)Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies.
(k)Notices. All notices referred to herein shall be in writing and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) Business Days after the mailing thereof if sent by registered or certified mail with postage prepaid, or by private courier service addressed: (i) if to the Company, to its office at 2261 Market St., Suite 81006, San Franciso, CA 94114 (Attention: Head of Legal & Compliance), (ii) if to CoreWeave, Inc. at any such time CoreWeave, Inc. is the Holder, to its office at 290 W Mt. Pleasant Ave., Suite 4100, Livingston, NJ 07039 (Attention: General Counsel), (iii) if to any Holder other than CoreWeave, Inc., to such Holder at the address of such Holder as listed in the stock record books of the Company or (iv) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given.
(l)Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.
(m)Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.
(n)Amendment. Subject to the requirements of Section 2(d)(i), this Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.
(o)Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(p)Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.
(q)Remedies. The Holder’s sole and exclusive remedy in the event of a breach of the provisions of this Warrant shall be specific performance. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees that the Holder shall be entitled to specific performance as the sole and exclusive remedy for any such breach.
[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the Issue Date.

Backblaze, Inc.
By:	/s/ Gleb Budman
Name: Gleb Budman
Title: CEO

[Signature Page to Warrant]

EXHIBIT A
NOTICE OF EXERCISE

Exhibit A - 1

EXHIBIT B
PERMITTED ASSIGNMENT FORM

Exhibit B - 1